UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 27, 2007

AQUATIC CELLULOSE INTERNATIONAL CORP.
(Exact Name of Registrant as Specified in Charter)

Commission file number 0-21384

Nevada	82-0381904
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

331 4th Street NE, Salmon Arm B.C.	V1E 4P2
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (250) 833-1985

2504 43rd Street, Suite 5, Vernon, B.C. VIT 6L1
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02   NON-RELIANCE ON PREVIOULSY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On February 27, 2007, our Chief Executive Officer and Chief Financial Officer, Mr. Sheridan B. Westgarde, concluded that the Company's audited financial statements for the year ended May 31, 2005, which are included in the Company's Form 10-KSB for that period, can no longer be relied upon Additionally, the Company's unaudited financial statements for the three, six and nine months ended August 31, 2005, November 30, 2005 and February 28, 2006, respectively, which are included in the Company's Form 10-QSB’s for those periods, can no longer be relied upon. Specifically, the Company's consolidated balance sheet will be affected, with a substantial decrease in stockholders' equity and a corresponding increase in liabilities due to an accounting error resulting in financial restatements. Additionally, there will be a material change in the consolidated statement of operations.

In the customary course of the Commission’s review of a Schedule 14/A and other Company filings, the Commission issued a comment letter (the “Comment Letter”) to the Company dated December 8, 2005. The Comment Letter included comments indicating that the way the Company had been accounting for its convertible debt may have been incorrect. During the course of preparing the financial statements for the year ended May 31, 2006, and the related Form 10KSB for 2006, and after further consultation with accounting professionals, Mr. Westgarde concluded that the Company's accounting for the secured convertible debt ("Convertible Note") was not in accordance with U.S. generally accepted accounting principles. Specifically, the Convertible Note was deemed to not meet the definition of a "conventional convertible note," and therefore, embedded derivatives included therein such as the Convertible Note feature and stock warrants issued to the lender, and certain other provisions, should have been accounted for as derivative liabilities and not initially recorded as beneficial conversion features within stockholders' equity.

We have discussed the above matter with our current independent registered accountants pursuant to Item 402(a).

The Company is restating its audited May 31, 2005 financials to record its derivative and warrant liabilities associated with convertible debentures, as well as, record the accretion expenses related thereto. Additionally, such restatements to the Company's May 31, 2005 audited financial statements also require us to make similar material modifications and to restate our unaudited financial statements for the three months ended August 31, 2005, the three and six months ended November 30, 2005, and the three and nine months ended February 28, 2006. All of the modifications and adjustments to the Company's audited May 31, 2005 financial statements and the Company's unaudited August 31, 2005, November 30, 2005 and February 28, 2006 financial statements will be described in detail in the footnotes to the those restated financials appearing in the Company's Form10-KSB for the fiscal year ended May 31, 2006., which the Company anticipates filling shortly.

The following restatements are a result of an accounting change by Aquatic to properly reflect the accounting for convertible notes, the related debt derivative and warrants pursuant to EITF 00-19 and SFAS 133.

May 31, 2005 Year End:

The net loss for the fiscal year ended May 31, 2005 was originally $1,425,436, while the restated net loss is reported as $1,166,865, a decrease of $258,571. This decrease in net loss, related to the convertible debt and warrants issued May 31, 2003, March 2004 and August 2004, consists of the following: 1) decrease in financing fees of $1,229,716; 2) income due to change in fair value of the derivative liability of $951,350; 3) income due to change in fair value of the warrant liability of $4,134 offset by 4) the accretion of debt amounting to $717,039; 5) increase in interest expense of $1,208,184; and 6) other expense of $1,406.

On the May 31, 2005 consolidated balance sheet, the restatement resulted in an increase in liabilities of $2,504,644 consisting of the following: 1) an increase to the debt derivative liability from $nil to $2,459,205; 2) an increase to the warrant liability from $nil to $5,742; and 3) increase in convertible debentures of $39,518. There was also a decrease in additional paid in capital of $1,904,802.

The basic and diluted loss per share remained the same.

August 31, 2005 Quarter One:

The net loss for the three months ended August 31, 2005 was originally $388,469, while the restated net loss is reported as $686,052, an increase of $297,583. This increase in net loss, related to the convertible debt and warrants issued through August 2004, consists of the following: 1) the accretion of debt amounting to $178,181; and 2) increase in interest expense of $438,524; offset by 3) decrease in financing fees of $317,934; and 4) income due to change in fair value of the warrant liability of $1,188.

On the August 31, 2005 consolidated balance sheet, the restatement resulted in an increase in liabilities of $2,808,786 consisting of the following: 1) an increase to the debt derivative liability of $2,824,633; and 2) an increase to the warrant liability of $4,554; offset by 3) decrease in convertible debentures of $20,401. There was also a decrease in additional paid in capital of $1,904,802.

The basic and diluted loss per share remained the same.

November 30, 2005 Quarter Two:

The net loss for the three months ended November 30, 2005 was originally $111,820, while the restated net loss is reported as $189,570, an increase of $77,750. This increase in net loss, related to the convertible debt and warrants issued through August 2004, consists of the following: 1) the accretion of debt amounting to $175,122; and 2) increase in interest expense of $219,009; offset by 3) decrease in financing fees of $311,386; 4) income due to change in fair value of the warrant liability of $765; and change in other income (expense) of $4,240.

The net loss for the six months ended November 30, 2005 was originally $500,299, while the restated net loss is reported as $875,622, an increase of $375,323. This increase in net loss, related to the convertible debt and warrants issued through August 2004, consists of the following: 1) the accretion of debt amounting to $353,303; and 2) increase in interest expense of $657,533; offset by 3) decrease in financing fees of $629,320; 4) income due to change in fair value of the warrant liability of $1,953; and 5) other income of $4,240.

On the November 30, 2005 consolidated balance sheet, the restatement resulted in an increase in liabilities of $2,890,768 consisting of the following: 1) an increase to the debt derivative liability of $2,970,358; and 2) an increase to the warrant liability of $3,789; offset by 3) decrease in convertible debentures of $83,379. There was also a decrease in additional paid in capital of $1,904,802.

The basic and diluted loss per share remained the same.

February 28, 2006 Quarter Three:

The net loss for the three months ended February 28, 2006 was originally $143,278, while the restated net loss is reported as $315,826, an increase of $172,548. This increase in net loss, related to the convertible debt and warrants issued May 31, 2003, March 2004 and August 2004, consists of the following: 1) decrease in financing fees of $238,435; 2) income due to change in fair value of the warrant liability of $1,202 offset by 3) the accretion of debt amounting to $172,115; and 4) increase in interest expense of $240,070.

The net loss for the nine months ended February 28, 2006 was originally $643,578, while the restated net loss is reported as $1,191,449, an increase of $547,871. This increase in net loss, related to the convertible debt and warrants issued through August 2004, consists of the following: 1) the accretion of debt amounting to $525,418; and 2) increase in interest expense of $897,603; offset by 3) decrease in financing fees of $867,755; 4) income due to change in fair value of the warrant liability of $3,155; and change in other income (expense) of $4,240.

On the February 28, 2006 consolidated balance sheet, the restatement resulted in an increase in liabilities of $3,056,576 consisting of the following: 1) an increase to the debt derivative liability of $3,135,961; 2) an increase to the warrant liability of $2,587; offset by 3) a decrease in convertible debentures of $81,972. There was also a decrease in additional paid in capital of $1,904,802.

The basic and diluted loss per share remained the same.

ITEM 9.01   EXHIBITS

d) Exhibits

The following are filed as exhibits to this report:

Exhibit No.    Description
99.1                Financial Statement Information

 SIGNATURES

Pursuant to the requirements the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: February 27, 2007	By:	/s/ Sheridan B. Westgarde
Chief Executive Officer